Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 28, 2010
Executive Vice President
and Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS

California-Based REIT Announces Completed and Pending Acquisitions Covering
1.0 Million Square Feet of Office Space

LOS ANGELES, April 28, 2010 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2010 with net income available to common stockholders of $4.9 million, or $0.11 per share, compared to $7.6 million, or $0.23 per share, in the first quarter of 2009.  Revenues from continuing operations in the first quarter totaled $66.8 million, compared to $72.5 million in the prior year's first quarter.  Funds from operations (FFO) for the period totaled $25.8 million, or $0.57 per share, compared to $29.0 million, or $0.82 per share, in the year-earlier period.  All per share amounts in this report are presented on a diluted basis.

KRC also reported that it has acquired one office building and agreed to acquire four additional office buildings aggregating approximately 1.0 million square feet of space in three separate transactions.  The first transaction closed in mid-March and the second and third transactions are expected to close during the second quarter.

In the first transaction, on March 12, 2010, KRC completed the purchase of an approximate 88,800 square-foot office building located in the Mission Valley submarket of San Diego County for approximately $18 million.  The building is one of four properties in the Mission City Corporate Center office campus.  In the second transaction, the company has also agreed to acquire the three remaining buildings in the campus, totaling 190,600 square feet, for approximately $52 million.  The completion of this second transaction is subject to the assumption of $52 million of existing debt that is secured by the three buildings.

In the third transaction, KRC has agreed to acquire a 732,000 square-foot office project located in the South Financial District of San Francisco for approximately $237 million. The completion of this transaction is subject to customary closing conditions.

The company expects to fund the acquisitions from the proceeds of its recently completed 9.2 million share public equity offering and the assumption of $52 million of secured debt associated with the Mission Valley property.

"While commercial real estate conditions in California remain choppy, many of the state’s office markets are showing signs of stability and opportunities are emerging for well-capitalized companies to acquire valuable properties at below replacement cost,” said John B. Kilroy, Jr., KRC’s president and chief executive officer. “Our recently announced investment grade ratings are a significant milestone for the company and access to the investment grade unsecured debt market will be an important component of our future funding strategy as we continue to grow our business."

    During the first quarter, KRC signed new and renewing leases on approximately 327,000 square feet of office and industrial space.  At March 31, 2010, the company’s stabilized portfolio totaled 12.5 million square feet and was 82.8% occupied.

KRC management will discuss updated earnings guidance for fiscal 2010 during the company's April 29, 2010 earnings conference call.  The call will begin at 11:00 a.m. Pacific time and last approximately one hour.  Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register.  It may be necessary to download audio software to hear the conference call.  Those interested in listening via telephone can access the conference call at (888) 679-8035, passcode 58932476.  A replay of the conference call will be available via phone through May 13, 2010 at (888) 286-8010, passcode 19528650, or via the Internet at the company's website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that the pending acquisitions referred to above will be completed on the terms currently contemplated, or at all, and that the other expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty's expectations are set forth as risk factors in the company's Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty's ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company's SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego counties. At March 31, 2010, the company owned 8.8 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.
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KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2010	March 31, 2009

Revenues	$66,819	$72,512

Net income available to common stockholders	$4,886	$7,577

Weighted average common shares outstanding - basic	43,012	32,827
Weighted average common shares outstanding - diluted	43,015	32,879

Net income available to common stockholders per share - basic	$0.11	$0.23
Net income available to common stockholders per share - diluted	$0.11	$0.23

Funds From Operations (1), (2)	$25,806	$28,961

Weighted average common shares/units outstanding - basic (3)	45,554	35,238
Weighted average common shares/units outstanding - diluted (3)	45,557	35,290

Funds From Operations per common share/unit - basic (3)	$0.57	$0.82
Funds From Operations per common share/unit - diluted (3)	$0.57	$0.82

Common shares outstanding at end of period	43,093	33,050
Common partnership units outstanding at end of period	1,723	1,754
Total common shares and units outstanding at end of period	44,816	34,804

	March 31, 2010	March 31, 2009
Stabilized portfolio occupancy rates:
Office	81.8%	85.4%
Industrial	85.3%	92.7%
Weighted average total	82.8%	87.6%

Los Angeles	88.2%	89.2%
San Diego	79.3%	84.0%
Orange County	82.1%	90.4%
Other	93.4%	92.8%
Weighted average total	82.8%	87.6%

Total square feet of stabilized properties owned at end of period:
Office	8,797	8,649
Industrial	3,655	3,719
Total	12,452	12,368

(1)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)	Reported amounts are attributable to common stockholders and common unitholders.
(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009

ASSETS
REAL ESTATE ASSETS:
Land and improvements	$338,684	$335,932
Buildings and improvements	1,950,408	1,920,543
Undeveloped land and construction in progress	267,211	263,608
Total real estate held for investment	2,556,303	2,520,083
Accumulated depreciation and amortization	(623,981)	(605,976)
Total real estate assets, net	1,932,322	1,914,107

Cash and cash equivalents	10,736	9,883
Restricted cash	32	2,059
Marketable securities	4,226	3,452
Current receivables, net	2,913	3,236
Deferred rent receivables, net	76,406	74,392
Note receivable	10,641	10,679
Deferred leasing costs and acquisition-related intangibles, net	56,570	51,832
Deferred financing costs, net	7,651	8,334
Prepaid expenses and other assets, net	10,745	6,307
TOTAL ASSETS	$2,112,242	$2,084,281

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt	$267,014	$294,574
Exchangeable senior notes, net	438,749	436,442
Unsecured senior notes	144,000	144,000
Unsecured line of credit	150,000	97,000
Accounts payable, accrued expenses and other liabilities	58,333	52,533
Accrued distributions	17,167	17,136
Deferred revenue and acquisition-related liabilities	65,655	66,890
Rents received in advance and tenant security deposits	23,654	18,230
Total liabilities	1,164,572	1,126,805

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable
preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	431	431
Additional paid-in capital	914,766	913,657
Distributions in excess of earnings	(191,190)	(180,722)
Total stockholders' equity	845,589	854,948
Noncontrolling Interest
Common units of the Operating Partnership	28,443	28,890
Total equity	874,032	883,838
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$2,112,242	$2,084,281

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
 (unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2010	March 31, 2009

REVENUES:
Rental income	$60,656	$63,064
Tenant reimbursements	5,718	7,653
Other property income	445	1,795
Total revenues	66,819	72,512

EXPENSES:
Property expenses	12,020	12,329
Real estate taxes	6,036	6,129
Provision for bad debts	26	1,424
Ground leases	(58)	397
General and administrative expenses	7,095	7,053
Acquisition-related expenses	313	-
Interest expense	11,956	12,218
Depreciation and amortization	20,938	21,170
Total expenses	58,326	60,720

OTHER INCOME:
Interest income and other net investment gains	384	70

INCOME FROM CONTINUING OPERATIONS	8,877	11,862

LOSS FROM DISCONTINUED OPERATIONS	-	(89)

NET INCOME	8,877	11,773

Net income attributable to noncontrolling common units of the
Operating Partnership	(192)	(397)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	8,685	11,376

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable
preferred units of the Operating Partnership	(1,397)	(1,397)
Preferred dividends	(2,402)	(2,402)
Total preferred distributions and dividends	(3,799)	(3,799)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$4,886	$7,577

Weighted average common shares outstanding - basic	43,012	32,827
Weighted average common shares outstanding - diluted	43,015	32,879

Net income available to common stockholders per share - basic	$0.11	$0.23
Net income available to common stockholders per share - diluted	$0.11	$0.23

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2010	March 31, 2009

Net income available to common stockholders	$4,886	$7,577

Adjustments:
Net income attributable to noncontrolling common units of
the Operating Partnership	192	397
Depreciation and amortization of real estate assets	20,728	20,987
Funds From Operations (1)	$25,806	$28,961

Weighted average common shares/units outstanding - basic	45,554	35,238
Weighted average common shares/units outstanding - diluted	45,557	35,290

Funds From Operations per common share/unit - basic (2)	$0.57	$0.82
Funds From Operations per common share/unit - diluted (2)	$0.57	$0.82

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.